CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

OF

VION PHARMACEUTICALS, INC.

1.

PURPOSE

1.1.

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Vion Pharmaceuticals, Inc. (the “Company”) shall be to assist the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s affairs in the areas of compensation plans, policies and programs and act for the Board to oversee the compensation of the Company’s Chief Executive Officer (“CEO”) and other executive officers.

1.2.

The compensation programs for the Company’s executive officers shall be designed to:

(a)

adequately and fairly compensate executive officers in relation to responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size and at a comparable stage of development within the Company’s industry;

(b)

reward executive officers for achievement of short-term goals and for the enhancement of the long-term value of the Company; and

(c)

align the interests of the executive officers with those of the stockholders with respect to short-term operating goals and long-term increases in the value of the Company’s common stock.

1.3.

The Committee shall have the authority to undertake the specific duties and responsibilities described below and the authority to undertake such other duties as are assigned by law, the Company’s certificate of incorporation or bylaws or by the Board.

2.

STRUCTURE AND MEMBERSHIP

2.1.

Number.  The Committee shall consist of at least three (3) members of the Board.

2.2.

Qualifications.  Unless otherwise determined by the Board, members of the Committee must meet the following criteria:

(a)

the independence requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”);

(b)

the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and

(c)

the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

2.3.

Independence.  Except as otherwise permitted by the applicable NASDAQ Rules, each member of the Committee shall be “independent” as defined by such rules.

2.4.

Selection and Removal.  Members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee.  Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.  The Board may remove members of the Committee from such committee, with or without cause.

2.5.

Subcommittees.  The Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

2.6.

Compensation.  The compensation of Committee members shall be as determined by the Board.

3.

RESPONSIBILITIES AND DUTIES

The following duties and responsibilities of the Committee are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as it deems appropriate under the circumstances to the extent permitted or required by applicable laws and regulations or the Nasdaq Rules.  The Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

3.1.

Executive Officer Compensation.  The Committee shall review and approve for the CEO and the executive officers of the Company (i) the annual base salary, (ii) the annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, (v) any signing bonus or payment of relocation costs, and (vi) any other significant benefits or compensation arrangements not available to employees generally.  An important objective of the Committee shall be to align the financial interests of executive officers with those of the Company’s stockholders by providing significant equity-based, long-term incentives.  The Committee shall also evaluate on a periodic basis the competitiveness of Company’s compensation plans.

3.2.

Performance Goals.  The Committee shall review and approve corporate goals and objectives relevant to the compensation of the CEO and executive officers, evaluate their performance in light thereof, and consider identified and other factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial objectives.

3.3.

Administration of Plans.  The Committee shall exercise all rights, authority and functions of the Board under all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder.  To the extent permitted by applicable law and the provisions of a given equity based plan, and consistent with the requirements of applicable law and such equity based plan, the Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity based plan to employees of the Company who are not directors or executive officers of the Company.  The Committee, or a majority of the independent directors serving on the Board, shall approve any inducement awards granted in reliance on the exemption from shareholder approval contained in Nasdaq Rule 4350(i)(1)(A)(iv).  The Committee shall adopt, amend and oversee the Company’s 401(k) plan.

3.4.

Management Succession.  The Committee shall, at the request of the Board, periodically review and make recommendations to the Board relating to management succession planning, including policies and principles for CEO selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the CEO.

3.5.

Director Compensation.  The Committee shall periodically review and make recommendations to the Board with respect to director compensation.

3.6.

SEC Reports.  The Committee shall review and discuss with management the Company’s disclosures under “Compensation Discussion and Analysis” in the Company’s annual proxy statement and shall recommend to the Board whether such Compensation Discussion and Analysis shall be included in the Company’s annual proxy statement. In connection with the foregoing, the Committee shall also prepare the report required by Securities and Exchange Commission rules to be included in the Company’s annual proxy statement.

3.7.

Meetings.  The Committee shall meet as often as it deems necessary in order to perform its responsibilities.  The Committee may also act by unanimous written consent in lieu of a meeting.  The Committee shall maintain written minutes or other records of its meetings and activities.  Minutes of each meeting of the Committee shall be distributed to each member of the Committee and other members of the Board.  The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.  The Chair of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.  The Committee shall meet without the presence any executive officers when approving or deliberating on CEO compensation but may invite the CEO to be present during the approval of or deliberations with respect to other executive officer compensation.

4.

MISCELLANEOUS.

4.1.

Investigations.  The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

4.2.

Consulting Arrangements.  The Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant’s fees and other retention terms.  The Committee shall also have authority to commission compensation surveys or studies as the need arises.  The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such consultants as established by the Committee.

4.3.

Independent Advisors.  The Committee is authorized, without further action by the Board, to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities.  Such independent advisors may be the regular advisors to the Company.  The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

4.4.

Charter.  The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Approved: January 10, 2007